Exhibit 10.1
SOTHEBY’S NEVADA, INC.
1334 York Avenue
New York, New York 10021

April 27, 2017

Acquavella Contemporary Art, Inc.
c/o Mr. William R. Acquavella
18 East 79th Street
New York, New York 10075

Reference is made to the Agreement of Partnership (the “Partnership Agreement”) of Acquavella Modern Art, a Nevada general partnership, dated May 29, 1990, between Sotheby’s Nevada, Inc., a Nevada corporation (“Sotheby’s Partner”), and Acquavella Contemporary Art, Inc., a Nevada corporation (“Acquavella Partner”), as amended. Capitalized terms used herein have the same meanings as set forth in the Partnership Agreement, unless otherwise defined herein.

This letter amendment (this “Amendment”) further amends the Partnership Agreement as follows:

1.    Certain Purchases of Partnership Interests.

Each of the Sotheby’s Partner and the Acquavella Partner hereby agree that as of the date of this Amendment, Acquavella’s successor(s) in interest shall no longer have any right pursuant to Section 6.5(c) of the Partnership Agreement or otherwise to require Sotheby’s to purchase the Partnership Interest of Acquavella upon the death of W.A.

In furtherance of the foregoing, each of the Sotheby’s Partner and the Acquavella Partner hereby agree that Section 6.5(c) of the Partnership Agreement is hereby deleted in its entirety and replaced with “(c) Intentionally omitted.”.

Each of the Sotheby’s Partner and the Acquavella Partner hereby agree that any reference in the Partnership Agreement to the “Put Notice” shall no longer have any force or effect.

2.    Term.

By prior letters of amendment, the Sotheby’s Partner and the Acquavella Partner have agreed to extend the term of the Partnership Agreement through May 1, 2017.  By this Amendment, the Sotheby’s Partner and the Acquavella Partner are agreeing to extend the term of the Partnership Agreement through May 1, 2022.  Accordingly, each of the

Sotheby’s Partner and the Acquavella Partner hereby agree to amend Section 1.5(iii) of the Partnership Agreement, as heretofore amended, to delete the reference to May 1, 2017 and substitute therefor the date of “May 1, 2022.”

3.    Miscellaneous

Except as amended hereby, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed.

The provisions of Article 10.3 (Applicable Law) shall be deemed to have been included herein.

This Amendment may be executed in two (2) or more counterparts, all of which as so executed shall constitute one Amendment, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart; provided, however, that no provision of this Amendment shall become effective and binding unless and until all parties hereto have duly executed this Amendment, at which time this Amendment shall then become effective and binding as of the date first above written.

The undersigned have executed this Amendment as of the date first above written.

SOTHEBY’S NEVADA, INC.

By: /s/:Jonathan Olsoff

Jonathan Olsoff, Vice President

AGREED AND ACCEPTED:

ACQUAVELLA CONTEMPORARY ART, INC.

By: /s/:William R. Acquavella

William R. Acquavella, President